Exhibit 99.1

Greenway Reports Fiscal 2013 Second-Quarter Results, Revises Outlook for Fiscal 2013

12% Q2 Revenue Growth Driven by Higher Recurring Revenue Mix

32% Growth of Revenue from Recurring Sources

Gross Margin of 53% for Second Quarter Improves by 177 Basis Points YOY

CARROLLTON, Ga.--(BUSINESS WIRE)--February 12, 2013--Greenway Medical Technologies, Inc. (NYSE: GWAY), which delivers innovative software and business services solutions for ambulatory care providers through its PrimeSUITE® platform, today announced financial results for the three months and six months ended December 31, 2012, as well as a revised outlook for results from operations for fiscal 2013.

“Our results for the second quarter of our fiscal year reflect continued strong growth of recurring revenue as providers adopt our cloud-based services, offset by a decline in revenue related to deployment,” said Tee Green, president and chief executive officer of Greenway®. “We added more than 750 providers to our network during the second quarter, and we are gaining appeal among larger healthcare system accounts — transactions that are more complex and take more time to complete. We believe that the update to our outlook for the remainder of fiscal 2013 reflects an appropriate adjustment to the impact of an increasing percentage of our revenue derived from recurring sources.”

Highlights

Highlights for the fiscal 2013 second quarter, when compared with the prior-year period, include:

  Revenue growth of 12%, which includes recurring revenue growth of 32%;
  Gross profit growth of 16% results in gross margin expansion of 177 basis points;
  Cash flow from operations growth of 22% to $3.7 million.

Operating Results

For the three months ended December 31, 2012, Greenway generated revenue of $32.7 million, a 12% increase from $29.1 million for the comparable prior-year period. Revenue from recurring sources grew by 32%, and comprised 55% of total revenue for the fiscal 2013 second quarter. This compares with recurring revenue of 47% of total revenue for the prior-year period. The growth in recurring revenue as a percent of total revenue is a function of increased adoption of Greenway’s cloud-based services, including PrimeSUITE, PrimePATIENT® patient portal and PrimeEXCHANGE®, as well as the growth of PrimeRCM®, Greenway’s clinically driven revenue cycle management platform. Greenway’s revenue mix for the second quarter was impacted by a decline in Training and Consulting revenue related to fewer deployments than in the prior-year period. Through the first half of fiscal 2013, Greenway’s revenue has grown by 20%, to $65.5 million, compared with $54.8 million for the first half of fiscal 2012.

Greenway generated gross profit of $17.4 million for the three months ended December 31, 2012, an increase of 16% from $15.0 million for the prior-year period.

Gross profit margin for the fiscal 2013 second quarter improved by 177 basis points, to 53.2%, as a result of growth related to recurring subscription solutions and services, offset by a decline in gross margin for System Sales and Training and Consulting Services. Gross margin for recurring revenue sources grew to 57.8% for the three months ended December 31, 2012, from 49.9% for the prior-year period, as the customer adoption of innovative solutions increased and the Company improved margins on Customer Support Services and EDI and Business Services. Gross margin for System Sales and Training and Consulting Services declined as a result of fewer deployments in the quarter, compared to the prior-year period.

Greenway has earned gross profit of $35.3 million, and overall gross margin has improved to 53.8%, through the six months ended December 31, 2012. This compared with gross profit of $28.3 million, and gross margin of 51.6%, for the first half of the prior fiscal year.

Greenway reported a loss from operations of ($1.8 million) for the fiscal 2013 second quarter, which compares with an operating loss of ($350,000) for the prior-year period. Through six months ended December 31, 2012, Greenway has reported an operating loss of ($2.0 million), which compares with an operating loss of ($900,000) for the prior-year period.

The Company had a net loss of ($985,000), or (three cents) per share, based on a weighted average 30.9 million shares outstanding, for the three months ended December 31, 2012. This compares with a net loss of ($268,000) for the prior-year period. The Company’s results for the three months ended December 31, 2011, reflected income available to common shareholders of $37.8 million, or $1.70 per share based on a weighted average 22 million shares outstanding. This included dividends and accretion related to preferred stock that was converted to common stock in February 2012.

As of December 31, 2012, Greenway had $27.4 million in cash and short-term investments and no outstanding indebtedness.

Greenway generated cash flow from operations of $3.7 million for the fiscal 2013 second quarter, up from $3.0 million for the comparable prior-year period. Through the first six months of fiscal 2013, Greenway generated cash flow from operations of $6.0 million, up from $3.8 million for the comparable period of fiscal 2012.

Non-GAAP Measures

Greenway’s non-GAAP adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization, acquisition-related transaction costs and stock-based compensation, was $1.3 million for the three months ended December 31, 2012, unchanged from the prior-year period, and for both periods non-GAAP EBITDA margin was 4%. Through six months ended December 31, 2012, Greenway’s adjusted EBITDA was $3.9 million, or 6% of revenue, a 75% increase from $2.2 million, or 4% of revenue, for the first half of the prior fiscal year.

Adjusted, or non-GAAP net income (loss), which is defined as net income before stock-based compensation, acquisition-related transaction costs and amortization of purchased intangibles and any estimated tax impact related to these items, was $(41,000), or (zero) cents per diluted share, for the three months ended December 31, 2012. This compares with non-GAAP net income of $231,000, or one cent per diluted share for the second quarter of fiscal 2012. For the six months ended December 31, 2012, Greenway’s non-GAAP net income was $843,000, or two cents per share, which compares with adjusted net income of $512,000 for the first half of the prior fiscal year, or two cents per share.

The GAAP financial measures most directly comparable to each non-GAAP financial measure used, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release following the condensed financial statements.

Fiscal 2013 Outlook Update

Greenway Medical Technologies is updating its previously issued outlook for Fiscal 2013, based on actual results for the first half of the fiscal year. Greenway believes that its revenue will grow by 17% to 21% for the 12 months ended June 30, 2013, from fiscal 2012 actual results, while achieving gross margin and adjusted EBITDA margin improvement. The following table summarizes the Company’s revised outlook for fiscal 2013 as of February 12, 2012:

Range
($ in millions except
per share data)
Revenue	$145.0 to $150.0
Gross Profit	$79.0 to $84.0
Margin	54.5% to 56.0%
Operating Income	$5.5 to $8.3
Effective Tax Rate	40%
Net income	$3.1 to $5.2
GAAP EPS	$0.10 to $0.17
Adjusted EBITDA	$18.0 to $21.0
Margin	12.4% to 14.0%
Adjusted EPS	$0.21 to $0.28

Conference Call

Greenway will host a conference call today, Tuesday, February 12, 2013, at 5 p.m. Eastern time to discuss the Company's earnings and other information. The call can be accessed by dialing (888) 679-8034 or (617) 213-4847 for international calls. The participant code is 98566108. For listen-only mode, participants should go to the Investors section of www.greenwaymedical.com prior to the call to register and download the necessary audio software.

An audio replay will be posted following the call and will be available from approximately 7 p.m. Eastern time on Feb. 12 through 11:59 p.m. Eastern time on Feb. 19. The replay will be accessible through a link on www.greenwaymedical.com/investors or by calling (888) 286-8010 or internationally (617) 801-6888. Replay code is 69503212.

About Greenway and PrimeSUITE

Greenway Medical Technologies, Inc. (NYSE: GWAY) delivers smarter solutions for smarter healthcare™. PrimeSUITE® — Greenway’s certified and fully integrated electronic health record, practice management and interoperability solution — helps improve care coordination, quality and cost-efficiency as part of a smarter, sustainable healthcare system. Thousands of ambulatory care providers across more than 30 specialties and sub-specialties use cloud-based, remote-hosted or on-premise Greenway® solutions in healthcare enterprises, physician practices and clinics nationwide. For details, see greenwaymedical.com, Twitter, Facebook or YouTube.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition, growth strategy, business development efforts, service offerings, and service delivery models. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include, but are not limited to, our ability to adapt to evolving technology and industry standards; our ability to implement our growth strategy; our ability to retain management and other qualified personnel; failure to prevent disruptions in service or damage to our third-party providers’ data centers; failure to avoid liability for the use of content we provide; regulation of the healthcare information technology industry; our ability to ensure our solutions meet industry and government standards; failure to maintain adequate security measures for our customers’ confidential information and personal identifiable information and their patients’ protected health information; our ability to obtain new provider clients; failure of the HITECH Act and other incentive programs to be fully implemented or funded by the government; our ability to implement our strategic relationships as currently intended; failure to establish, protect or enforce our intellectual property; restrictions in our credit facility and future indebtedness. Further information concerning these and other factors is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Greenway, the Greenway logo, PrimeSUITE, PrimePATIENT, PrimeEXCHANGE and PrimeRCM are registered trademarks and the phrase “smarter solutions for smarter healthcare” is a trademark of Greenway Medical Technologies, Inc. Other product and company names are the property of their respective owners.

Greenway Medical Technologies, Inc.

Condensed Balance Sheets – Unaudited
(In Thousands)

	December 31,	June 30,
	2012	2012
Assets
Current assets:
Cash and cash equivalents	$8,217	$5,585
Short-term investments	19,161	29,350

Accounts receivable, net of a $763 and $720 allowance for doubtful accounts at December 31, 2012 and June 30, 2012, respectively	22,634	28,875
Inventory	283	281
Prepaids and other current assets	2,387	3,001
Deferred tax assets	1,679	1,699
Total current assets	54,361	68,791
Property and equipment, net	29,334	20,340
Software development cost, net	21,543	17,156
Acquired intangibles, net	2,092	510
Deferred tax assets - noncurrent	26,697	25,846
Goodwill	1,438	440
Other assets	467	40
Total assets	$135,932	$133,123

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$12,829	$12,436
Accrued liabilities	10,372	9,533
Deferred revenue	10,121	12,192
Total current liabilities	33,322	34,161

Obligation for purchased technology	-	116
Shareholders’ equity:
Common stock	3	3
Additional paid-in capital	242,299	237,558
Accumulated deficit	(139,692)	(138,715)
Total shareholders’ equity	102,610	98,846
Total liabilities and shareholders’ equity	$135,932	$133,123

Greenway Medical Technologies, Inc.

Condensed Statements of Operations – Unaudited
(In Thousands except Per Share Data)

	Three Months Ended December 31,				Six Months Ended December 31,
	2012		2011		2012		2011
Revenue:
System sales		$10,638		$9,205		$19,673	$15,854
Training and consulting services		4,107		6,301		10,970	12,904
Support services		11,059		7,710		21,351	14,767
Electronic data interchange and business services		6,917		5,906		13,501	11,248
Total revenue		32,721		29,122		65,495	54,773
Cost of revenue (Note 1):
System sales		4,415		2,761		7,422	4,608
Training and consulting services		3,312		4,560		7,914	8,992
Support services		3,189		2,672		6,314	4,929
Electronic data interchange and business services		4,399		4,153		8,593	7,975
Total cost of revenue		15,315		14,146		30,243	26,504
Gross profit		17,406		14,976		35,252	28,269
Operating expenses (Note 1):
Sales, general and administrative		14,749		11,482		28,073	22,160
Research and development		4,440		3,844		9,212	7,008
Total operating expenses		19,189		15,326		37,285	29,168
Operating loss		(1,783)		(350)		(2,033)	(899)
Interest income (expense), net		(16)		-		273	(8)
Other expense, net		(17)		(48)		(41)	(87)
Loss before benefit for income taxes		(1,816)		(398)		(1,801)	(994)
Benefit for income taxes		(831)		(130)		(824)	(320)
Net loss		(985)		(268)		(977)	(674)
Preferred stock dividends and accretion		-		37,772		-	28,395
Income (loss) available to common shareholders	$	(985)		$37,504	$	(977)	$27,721
Per share data:
Net income (loss) per share available to common shareholders:
Basic		$(0.03)		$3.19		$(0.03)	$2.37
Diluted		$(0.03)		$1.70		$(0.03)	$1.26
Weighted average number of common shares outstanding:
Basic		29,576		11,686		29,435	11,713
Diluted		30,905		22,044		30,670	21,984

Note 1 - Includes stock-based compensation in the following amounts:
Cost of revenue:
System sales		$8	$	(2)		$16	$6
Training and consulting services		48		119		95	211
Software support services		27		3		53	82
Electronic data interchange and business services		5		43		10	43
Total cost of revenue		88		163		174	342
Operating expenses:
Sales, general and administrative		791		343		1,634	557
Research and development		169		(76)		339	588
Total operating expenses		960		267		1,973	1,145
Total stock-compensation expense		$1,048		$430		$2,147	$1,487

Greenway Medical Technologies, Inc.

Condensed Statements of Cash Flows – Unaudited
(Amounts in Thousands)

	Six Months Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(977)	$(674)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net stock compensation expense	2,147	1,487
Deferred income tax benefit	(831)	(377)
Depreciation and amortization	3,692	1,609
Provision for bad debts	951	570
Changes in current assets and liabilities:
Accounts receivable	5,359	1,432
Inventory	(2)	(273)
Prepaids and other current assets	187	(945)
Accounts payable and accrued liabilities	(2,428)	497
Deferred revenue	(2,071)	480
Net cash provided by operating activities	6,027	3,806
Cash flows from investing activities:
Sales of short-term investments - net	10,189	5,689
Purchases of property and equipment	(5,837)	(2,953)
Acquisition of business and developed technology	(2,875)	(3,000)
Capitalized software development cost	(6,420)	(5,838)
Net cash used in investing activities	(4,943)	(6,102)
Cash flows from financing activities:
Payments on obligation for acquired technology	(46)	(77)
Proceeds from exercise of stock options and warrants, net of issuance costs	2,594	199
Contingent consideration paid for prior acquisition	(1,000)	-
Net cash provided by financing activities	1,548	122
Net decrease in cash and cash equivalents	2,632	(2,174)
Cash and cash equivalents at beginning of period	5,585	5,722
Cash and cash equivalents at end of period	$8,217	$3,548
Supplemental cash flow information:
Cash paid for interest	$35	$3
Cash paid for taxes	$122	$58
Non-cash investing and financing activities:
Future obligation for acquisition of business and developed technology	$3,875	$-
Common stock and obligations for future payments at fair value, given in exchange for acquisition of technology	$-	$954

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(Unaudited, in thousands, except share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company in describing its financial performance in accordance with U.S. “generally accepted accounting principles” (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures”. While management believes these non-GAAP financial measures provide useful supplemental information to investors regarding the Company’s operations, investors are reminded to consider these non-GAAP measures in addition to, and not a substitute for, financial performance measures in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of the operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

(Unaudited, in thousands)

Set forth below is a presentation of the Company’s “non-GAAP Adjusted EBITDA” and the “non-GAAP Adjusted EBITDA Margin” which is non-GAAP Adjusted EBITDA as a percentage of total revenue:

		Three Months Ended December 31,				Six Months Ended December 31,
		2012		2011		2012		2011

Reconciliation of net income (loss) to Non-GAAP Adjusted EBITDA:
Net income (loss)	$	(985)	$	(268)	$	(977)	$	(674)
Stock-based compensation		1,048		430		2,147		1,487
Acquisition-related transaction costs		131		123		131		123
Depreciation and amortization		1,908		1,149		3,692		1,609
Interest (income) expense, net		16		(1)		(273)		8
Provision (benefit) for income taxes		(831)		(130)		(824)		(320)
Non-GAAP adjusted EBITDA		$1,287		$1,303		$3,896		$2,233

Non-GAAP Adjusted Net (Loss) Income

(Unaudited, in thousands except per share amounts)

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net (Loss) Income” and “Non-GAAP Adjusted Net (Loss) Income per Diluted Share”:

	Three Months Ended December 31,			Six Months Ended December 31,
	2012		2011	2012	2011

Non-GAAP adjusted net (loss) income
GAAP net loss	$	(985)	$(268)	$ (977)	$(674)

Add: Stock-based compensation		1,048	430	2,147	1,487
Add: Acquisition-related transaction costs		131	123	131	123
Add: Amortization of purchased intangibles		394	281	755	369
Subtotal of tax deductible items		1,573	834	3,033	1,979
Less: tax impact of tax deductible items (40% rate)		(629)	(334)	(1,213)	(792)
Non-GAAP adjusted net (loss) income	$	(41)	$231	$843	$512

Weighted average number of shares - diluted		30,905	22,044	30,670	21,984

Non-GAAP adjusted net (loss) income per diluted share		$(0.00)	$0.01	$0.03	$0.02

	Three Months Ended December 31,			Six Months Ended December 31,
	2012		2011	2012	2011

Net loss per share		$(0.03)	$(0.01)	$(0.03)	$(0.03)

Add: Stock-based compensation		0.04	0.02	0.07	0.06
Add: Acquisition-related transaction costs		-	-	-	-
Add: Amortization of purchased intangibles		0.01	0.01	0.02	0.02
Subtotal of tax deductible items		$0.05	$0.03	$0.09	$0.08
Less: tax impact of tax deductible items (40% rate)		$(0.02)	$(0.01)	$(0.04)	$(0.03)
Non-GAAP adjusted net (loss) income per share - diluted		$(0.00)	$0.01	$0.02	$0.02

Explanation of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. GAAP. The Company’s management believes that investors may wish to consider the impact of certain non-cash or non-recurring items as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that may vary in frequency and impact on continuing operations. Management also presents results of operations before such items to evaluate operating performance, compare performance against past periods and as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate operating results and trends by eliminating certain non-cash expenses and other items that management believes might complicate comparisons with prior periods, obscure current trends or reduce the ability to make useful forecasts. Management believes that these non-GAAP measures provide additional means of evaluating performance, period-over-period. In addition, management understands that some investors and financial analysts find this information useful in analyzing the Company’s financial and operational performance and comparing such performance to peers and competitors.

Non-GAAP Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, acquisition-related transaction costs and stock-based compensation. It is presented as a supplemental measure of the Company’s performance. However, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Non-GAAP Adjusted Net Income is defined as net income before stock-based compensation, acquisition-related transaction costs and amortization of purchased intangibles and any tax impact related to these items.

Non-GAAP Adjusted Net Income Per Diluted Share is defined as Non-GAAP Adjusted Net Income divided by the weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be useful indicators of the Company’s performance and a measure of historical trends.

The following items are excluded from non-GAAP Adjusted Net Income and related Per Diluted Share financial measures referenced above, and the reasons therefore are:

  Stock-based compensation — Excluded because these are non-cash expenses that management does not consider useful in assessing ongoing operating results or performance of the business, and also because the amount of the expense is not totally within the Company’s control since it is based on factors such as stock price, volatility and interest rates which may be unrelated to the Company’s performance during the period the expense is incurred.
  Amortization of purchased intangibles — Purchased intangibles are amortized over their estimated useful life and generally cannot be influenced after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Thus, including such charges does not accurately reflect the performance for the period in which such charge is incurred.
  Acquisition-related transaction costs — Transaction costs associated with acquisitions are non-recurring and related specifically to a subject acquisition. Accordingly, management does not believe that they reflect the underlying performance of ongoing business operations for the period incurred.

CONTACT:
Greenway Medical Technologies, Inc.
Al Cochran, 678-839-5860
Chief Financial Officer
alcochran@greenwaymedical.com
or
Bob Kneeley, 678-390-7262
Vice President, Investor Relations
bobkneeley@greenwaymedical.com